Exhibit 99.2

Tiger Trade Technologies, Inc.
Balance Sheet
September 30, 2015 and December 31, 2014

	September 30,	December 31,
	2015	2014
	(unaudited)

Assets

Current assets:
Cash	$236,786	$200,530
Prepaid expenses, related parties (Note 5)	119,764	-
Total current assets	356,550	200,530

Property:
Computer and related equipment	15,465	-
Total property	15,465	-

Total Assets	$372,015	$200,530

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$6,430	$7,318
Accounts payable, related parties (Note 5)	22,815	125,243
Total current liabilities	29,245	132,561

Commitments and contingencies (Note 6)

Stockholders' Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized;
no shares issed and outstanding at September 30, 2015 and
December 31, 2014	-	-
Series A Convertible Preferred Stock, $0.001 par value, 5,000,000 shares authorized; 5,000,000 and no shares issued and outstanding
at September 30, 2015 and December 31, 2014, respectively	5,000	-
Common stock, $0.001 par value, 100,000,000 shares
authorized: 17,920,000 and 16,400,000 issued, 17,820,000 and 16,300,000
outstanding at September 30, 2015 and December 31, 2014, respectively	17,920	16,400
Additional paid in capital	1,057,080	298,600
Treasury stock, 100,000 shares at September 30, 2015 and
December 31, 2014, at cost	(50,000)	(50,000)
Accumulated deficit	(687,230)	(197,031)
Total Stockholders' Equity	342,770	67,969

Total Liabilities and Stockholders' Equity	$372,015	$200,530
The accompanying notes are an integral part of these financial statements.

Tiger Trade Technologies, Inc.
Statement of Operations
For the Period April 28, 2014 (Inception)and three months through September 30, 2014 and for the three and nine months ended September 30, 2015 (unaudited)

	For the Three Months		For the Nine Months Ended	For the Period April 28, 2014 through
	Ended September 30,		September 30,	September 30,
	2015	2014	2015	2014

Revenue	$-	$-	$-	$-

Cost of operations	-	-	-	-

Gross margin	-	-	-	-

Expenses:
Software development costs	76,860	6,146	122,307	74,205
General and administrative	47,942	30,143	122,892	50,048
Total operating expenses	124,802	36,289	245,199	124,253

Operating loss	(124,802)	(36,289)	(245,199)	(124,253)

Cancellation fee for reverse merger	245,000	-	245,000	-

Loss before income taxes	(369,802)	(36,289)	(490,199)	(124,253)

Income taxes	-	-	-	-

Net (loss)	$(369,802)	$(36,289)	$(490,199)	$(124,253)

Weighted average number of common
shares outstanding - basic	17,618,880	16,000,000	17,217,132	15,858,065

Net (loss) per share - basic	$(0.02)	$(0.00)	$(0.03)	$(0.01)
The accompanying notes are an integral part of these financial statements.

Tiger Trade Technologies, Inc
Statement of Cash Flows
For the Period April 28, 2014 (Inception) through December 31, 2014 and for the Nine Months Ended September 30, 2015

	September 30,	December 31,
	2015	2014
	(unaudited)
Cash flows from operating activities
Net loss	$(490,199)	$(197,031)
Adjustments to reconcile net loss to net cash used in
operating activities:
Common stock issued in exchange for software development	-	15,000
Changes in operating assets and liabilities:
Prepaid expenses, related parties	(119,764)	-
Accounts payable	(888)	7,318
Accounts payable, related parties	(102,428)	125,243
Net cash used in operating activities	(713,279)	(49,470)

Cash flows from investing activities
Advance to stockholder	-	(50,000)
Purchases of fixed assets	(15,465)	-
Net cash used in investing activities	(15,465)	(50,000)

Cash flows from financing activities
Common stock issued for cash	760,000	300,000
Preferred stock issued for cash	5,000	-
Net cash provided by financing activities	765,000	300,000

Net increase in cash	36,256	200,530

Cash - beginning of period	200,530	-
Cash - end of period	$236,786	$200,530

Supplemental disclosure-
Non-cash investing and financing activities:
Repurchase of shares to hold in treasury in exchange for stockholder advance	$-	$50,000
The accompanying notes are an integral part of these financial statements.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
For the nine months ended September 30, 2015 and 2014

1. ORGANIZATION

Tiger Trade Technologies, Inc. (“Tiger Trade” or the “Company”) was incorporated under the laws of the State of Texas on April 28, 2014. Tiger Trade was formed to develop a real time analytical platform to serve as a tool for day traders and swing traders on the OTC and NASDAQ markets. Our proprietary technology is an algorithm driven system that works in real time, measuring market trends and data while utilizing a multitude of specific criteria both live and historical. Our system monitors and analyzes over 12,000 stocks on the NASDAQ and OTC markets simultaneously as our servers receive live feeds from these markets. We consider this technology to be among the most user-friendly of its kind. Our primary revenue stream targets monthly and or annual subscriptions of our trading tool to individual consumers.

Tiger Trade will offer customers a trading tool and not a trading platform, broker dealer or exchange, and therefore is not subject to mandated regulatory oversight by the SEC, FINRA or other financial regulatory agencies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying interim unaudited financial statements and footnotes of Tiger Trade Technologies, Inc. have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s Annual Report. The accompanying unaudited financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results for any subsequent quarter or the entire year ending December 31, 2015.

Basis of Presentation-The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States (“GAAP”).

Use of Estimates-Tiger Trade’s financial statement preparation requires that management make estimates and assumptions which affect the reporting of assets and liabilities and the related disclosure of contingent assets and liabilities in order to report these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Property and Equipment- Since inception Tiger Trade has engaged in the development of its proprietary technology, an algorithm driven system, through a combination of in house system analysts and outside firms. The Company’s software is still in development and will be expensed until the software reaches technological feasibility.

3. STOCKHOLDERS’ EQUITY

At December 31, 2014 the Company had authorized 10,000,000 shares of preferred stock at $0.001 par value and 100,000,000 authorized shares of common stock at $0.001 par value. 17,920,000 common shares have been issued including 15,000,000 issued for proprietary assets contributed by our President and a third party vendor. Effective December 31, 2014 the Company repurchased 100,000 common shares from our President at a price of $0.50 per share, or $50,000, and canceled an advance to him for the repurchased shares which is reflected at cost as Treasury Shares on our balance sheet. The price of these treasury shares was based on recent sales of the Company’s common stock to outside investors.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
For the nine months ended September 30, 2015 and 2014

3. STOCKHOLDERS’ EQUITY (continued)

On August 27, 2014 the Board of Tiger Trade approved a proposed Series A Convertible Preferred Stock Purchase Agreement (“Preferred Purchase Agreement”) for the issuance of 5,000,000 of Series A Preferred Shares to our President in exchange for cash consideration of $5,000. On September 30, 2015, the purchase price was tendered and the shares were issued. The shares have a $0.001 par value, do not accumulate dividends, and are convertible into common shares on a one for one basis. Additionally, each share entitles the holder to 100 votes and, with respect to dividend and liquidation rights, the shares rank pari passu with the Company’s common stock.

On April 29, 2014, by a Unanimous Written Consent in lieu of an Organizational Meeting the Company resolved to issue 10,000,000 common shares to Gust Kepler, our President and CEO for his contribution of design services, trade dress and website design. Additionally, it was resolved to issue Karma Blackbox, LLC, a third party vendor (Note 5), 5,000,000 common shares for its contribution of application development services.

Between October 1, 2015 and November 18, 2015, the Company issued a total of 80,000 shares of common stock at a cash price of $0.50 per share for a total of $40,000.

4. STOCK OPTIONS AND WARRANTS

Costs attributable to the issuance of stock options and share purchase warrants are measured at fair value at the date of issuance and offset with a corresponding increase in ‘Additional Paid in Capital’ at the time of issuance. When the options or warrants are exercised, the receipt of consideration is an increase in stockholders’ equity. There was no stock option or warrant activity during the nine months ended September 30, 2015 and 2014 and as of November 18, 2015 no warrants were outstanding.

5. RELATED PARTY TRANSACTIONS

Karma Black Box LLC (Karma)

During the period April 28, 2014 through September 30, 2015, the Company engaged the services of Karma, a shareholder (Note 3), for application development services of the Company’s software tool. Karma was issued 5,000,000 shares of common stock in exchange for some of the services valued at $5,000. At September 30, 2015 and December 31, 2014, accounts payable owed to Karma totaled $22,615 and $24,243, respectively.

G2 International, Inc. (G2)

During the period April 28, 2014 through September 30, 2015, G2 provided software development services to the Company totaling $98,535 and prepaid marketing services of $112,500. G2, which does business as IPA Tech Group (IPA) (Note 6), is wholly owned by the Company’s founding stockholder and its current President, Secretary and Treasurer. During the nine months ended September 30, 2015 and 2014 Tiger Trade incurred $126,051 and $82,984 of expenses with G2, respectively. At September 30, 2015 and December 31, 2014, accounts payable owed to G2 totaled $0 and $100,806, respectively.

Advances to stockholder

During the period April 28, 2014 through December 31, 2014, the Company advanced its founding stockholder $50,000 in the form of a non-interest bearing, unsecured advance due upon demand. On December 31, 2014, the Company entered into a Stock Repurchase and Cancelation Agreement whereby the Company repurchased 100,000 common stock shares from the stockholder and as consideration the advance was canceled. The price of these treasury shares were based on recent sales of the Company’s common stock to outside investors.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
For the nine months ended September 30, 2015 and 2014

6. COMMITMENTS AND CONTINGENCIES

On April 28, 2014, Tiger Trade entered into a consulting agreement with G2 International, Inc. (“G2”), doing business as IPA Tech Group (“IPA”), to render advice and reasonable assistance to Tiger Trade for a period of one year at a monthly fee of $8,500 plus any reasonable and actual costs incurred by IPA in connection with such services. G2 is wholly owned the Company’s founding shareholder. On April 28, 2015 this agreement was extended for an additional one year term expiring on April 28, 2016 and was terminated by mutual agreement effective August 31, 2015.

The Company is not currently a defendant in any material litigation or any threatened litigation that could have a material effect on the Company’s financial statements.

7. SHARE EXCHANGE AGREEMENT

On or about November 10, 2015 Tiger Trade entered into a Share Exchange Agreement with SMSA Ballinger Acquisition Corp.(“SMSA”) which is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986. The Shareholders of Tiger Trade will exchange their shares in Tiger Trade for an equal numbers of newly issued shares of SMSA. Simultaneously, Orsolya Peresztegi, a majority shareholder in SMSA agreed to cancel 7,095,602 shares of SMSA in exchange for payment of a cancellation fee of $245,000 from Tiger Trade. The reorganization will result in the surviving company of Tiger Trade Technologies, Inc. as a publicly traded company with Tiger Trade shareholders controlling approximately 88% of the issued and outstanding capital stock of SMSA.